UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2008

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

171 North Altadena Drive, Suite 101, Pasadena, California		91107
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2008, VIASPACE Inc. (the "Company") and YA Global Investments, L.P., formerly known as Cornell Capital Partners, L.P. ("YA Global") and another related party entered into a Settlement Agreement (the "Agreement") whereby the parties agreed, subject to certain conditions, to completely and forever settle any and all of their disputes and claims with each other as well as render null and void any and all prior agreements between the parties including the warrant agreements dated November 2, 2006, amendment to warrant agreement dated March 7, 2007, Securities Purchase Agreement dated March 7, 2007, Registration Rights Agreement dated March 7, 2007, and Irrevocable Transfer Agent Instructions dated November 2, 2006.

As disclosed in previous Securities and Exchange Commission Form 10-Q filings, YA Global served a Complaint against the Company on April 24, 2008 claiming that they were entitled to additional warrants at a price lower than the revised exercise price of the warrants that was established on March 7, 2007. The Company has categorically denied YA Global's claims. The Agreement provides for full and complete resolution of the dispute under the Complaint subject only to certain conditions being fulfilled related to delivery and execution of consideration under the Agreement. As a result, other than what is agreed to be provided under the terms of the Agreement, the Company has no continuing obligation to YA Global.

Pursuant to the Agreement, the Company has agreed to issue YA Global 22,500,000 restricted shares of Company common stock ("Shares"). As a condition to the Agreement, YA Global has a right to pursue the removal of the restrictive legend on the Shares by several means including (i) a Fairness Hearing pursuant to Section 3(a) (10) of the Securities Act of 1933, as amended in New Jersey; (ii) an SEC Rule 144 legal opinion; or (iii) a registration statement. The Agreement further provides, that in certain, limited circumstances arising from defined events of default, the Company may be required to issue additional shares (not to exceed 22,500,000 shares) to YA Global if the default is not cured within the prescribed time period.

A copy of the Agreement is included as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the agreement attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

On September 10, 2008, the Company issued to YA Global, pursuant to the Agreement, 22,500,000 shares of the Company's common stock. The shares to YA Global were not registered under the Securities Act of 1933, as amended (the "Act"). The shares were issued to an "accredited investor" (as defined in Rule 501(2) of Regulation D)in reliance upon applicable exemptions from registration under Section 4(2) of the Act and Section 506 of Regulation D promulgated thereunder. No general solicitation or general advertising was undertaken in connection with this issuance. All securities issued will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to exemptions from the registration requirements of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

10.1 Settlement Agreement between the Company and YA Global Investments, L.P. (formerly known as Cornell Capital Partners, L.P.) dated September 8, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

September 12, 2008	By:	/s/ Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Settlement Agreement between the Company and YA Global Investments, L.P. (formerly known as Cornell Capital Partners, L.P.) dated September 8, 2008